SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 9, 2006
(Date of earliest event reported)

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-08798	11-2621097
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
(Registrant's telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on September 30, 2004, Nu Horizons Electronics Corp. (the “Registrant”) entered into a secured revolving credit agreement with eight banks (the “Lenders”) which provides for maximum borrowings of $100,000,000, as amended on November 21, 2004. On February 9, 2006, outstanding borrowings under the Credit Agreement were $55.2 million. The Registrant may borrow, repay and reborrow amounts under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nu Horizons Electronics Corp.

By:	/s/ Paul Durando
Paul Durando
Vice President - Finance
Date: February 10, 2006